UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2024

KBR, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33146			20-4536774
(State or other jurisdiction of incorporation)	(Commission File Number)			(I.R.S. Employer Identification No.)

	601 Jefferson Street
	Suite 3400
	Houston,	Texas	77002
	(Address of principal executive offices)
Registrant's telephone number including area code: (713) 753-2000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which listed
Common Stock, $0.001 par value	KBR	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a) Departure of Directors.

On December 17, 2024, General Lester L. Lyles notified KBR, Inc. (“KBR”) of his decision to retire from service on KBR’s Board of Directors (the “Board”), effective as of the conclusion of KBR’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”). General Lyles has served on the Board since 2007 and has served as Chair of the Board since 2019. General Lyles’ retirement from the Board was not due to any disagreement with KBR on any matter relating to KBR’s operations, policies or practices. As a result of General Lyles’ retirement, the Board has reduced its size from ten members to nine members, also effective as of the conclusion of the 2025 Annual Meeting.

Stuart Bradie, KBR President and Chief Executive Officer, said, “General Lyles has had a distinguished career in both the public and private sectors, which made him uniquely qualified to serve on KBR’s Board. We are grateful for his leadership as Chair of the Board. I want to thank Les for his many contributions to KBR’s success and wish him well in his retirement.”

(c) Appointment of Officers.

On December 19, 2024, KBR announced that Byron Bright would be appointed to the position of Chief Operating Officer (“COO”) of KBR, effective May 2025. As COO, Mr. Bright will oversee both the Government Solutions and Sustainable Technology Solutions businesses, with Jay Ibrahim, President, Sustainable Technology Solutions, reporting directly to Mr. Bright and Mr. Bright continuing to report directly to Mr. Bradie. KBR expects to appoint new Government Solutions leadership in the coming months.

Mr. Bright, age 50, joined KBR in 2010 and has served in his current position as President, Government Solutions U.S. since June 2020. Prior to this role, Mr. Bright led the U.S. division of Government Services at KBR, a position he was promoted to in May 2017. Mr. Bright brings to the new Chief Operating Officer position extensive experience and knowledge about KBR’s businesses and operations. Prior to joining KBR, Mr. Bright supported the government services business at Jacobs Engineering Group Inc. and before that, served as an Officer in the U.S. Air Force, primarily working in Developmental Test and Engineering.

There are no related party transactions between KBR and any of its subsidiaries and Mr. Bright that would be required to be disclosed under Item 404(a) of Regulation S-K.

ITEM 8.01 Other Events.

On December 17, 2024, the Board appointed Mr. Bradie to serve as Chair of the Board effective immediately upon the conclusion of General Lyles’ current term as a director.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

December 19, 2024	/s/ Sonia Galindo
Sonia Galindo
Executive Vice President, General Counsel & Corporate Secretary